Exhibit 16.1

November 27, 2017 Securities and Exchange Commission Washington, D.C. 20549	RSM US LLP 227 W First St Suite 700 Duluth, MN 55802 T +1 218 727 5025 F +1 218 727 1438 www.rsmus.com

Commissioners:

We have read GlobalSCAPE Inc.’s statements included under Item 4.01 of its Form 8-K filed on November 24, 2017, and we agree with such statements concerning our firm.

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